UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2018

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

14269 N. 87th Street, #205 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 360-8839

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2018, Adam Wasserman resigned as Chief Financial Officer of Zoned Properties, Inc. (the “Company”), effective immediately. In connection with Mr. Wasserman’s resignation, the agreement dated October 1, 2015 between the Company and CFO Oncall, Inc. (“CFO Oncall”) was terminated on May 23, 2018. Mr. Wasserman is CEO and majority stockholder of CFO Oncall. Mr. Wasserman will continue to provide accounting services and support to the Company through an engagement for outsourced services.

Also on May 23, 2018, the Company’s board of directors appointed Bryan McLaren to serve as the Company’s interim Chief Financial Officer while the Company conducts a search for a permanent Chief Financial Officer. Mr. McLaren will continue to serve as the Company’s Chief Executive Officer, President, Treasurer, Secretary and Chairman of the Board, as well. Mr. McLaren will not receive any additional compensation for his services as interim Chief Financial Officer.

Mr. McLaren, age 31, has a dedicated history of work in the sustainability industry and in business development. Prior to his appointment as President, Chief Executive Officer and Chairman of the Company in April 2014, Mr. McLaren was recruited as our Chief Sustainability Officer and VP of Operations. Before joining the Company, from February 2013 to February 2014, Mr. McLaren worked as a sustainability consultant for Waste Management, Inc., where he served as a Project Manager for the Arizona State University account. Prior to 2013, Mr. McLaren worked as a Sustainability Manager for Northern Arizona University and as a Sustainability Commissioner for the City of Flagstaff, Arizona. Mr. McLaren has a Masters Degree in Sustainable Community Development, an Executive Masters Degree in Sustainability Leadership, and a Masters of Business Administration Degree with an emphasis on Sustainable Development. Mr. McLaren has served as a member of our board of directors during April 2014 and since June 2014.

As part of the Company’s annual review of executive compensation, on May 23, 2018, the Company and Mr. McLaren agreed to replace Mr. McLaren’s 2014 employment agreement with a new employment agreement dated May 23, 2018 (the “2018 Employment Agreement”). Pursuant to the terms of the 2018 Employment Agreement, the Company agreed to continue to pay Mr. McLaren his current base annual salary of $215,000, and to award Mr. McLaren with an annual and/or quarterly bonus payable in either cash and/or equity of no less than 2% of the Company’s net income for the associated period.

The 2018 Employment Agreement has a term of 10 years. The term and Mr. McLaren’s employment will terminate (a “Termination”) in any of the following circumstances:

(a)       immediately, if Mr. McLaren dies;

(b)       immediately, if Mr. McLaren receives benefits under the long-term disability insurance coverage then provided by the Company or, if no such insurance is in effect, upon Mr. McLaren’s disability;

(c)       on the expiration date, as the same may be extended by the parties by written amendment to the 2018 Employment Agreement prior to the occasion thereof;

(d)       at the option of the Company for Cause (as hereinafter defined) upon the Company’s provision of written notice to Mr. McLaren of the basis for such Termination;

(e)       at the option of the Company, without Cause;

(f)       by Mr. McLaren at any time with Good Reason (as hereinafter defined), upon 30 days’ prior written notice to the Company delivered not later than within 90 days of the existence of the condition therefor; or

(g)       by Mr. McLaren at any time without Good Reason, upon not less than three months’ prior written notice to the Company.

In the event of a Termination for any reason or for no reason whatsoever, or upon the expiration date of the 2018 Employment Agreement, whichever comes first, all rights and obligations under the 2018 Employment Agreement shall cease (i) as to the Company, except for the Company’s obligations for the payment of applicable severance benefits thereunder, and for indemnification thereunder, and (ii) as to Mr. McLaren, except for his obligation under the restrictive covenants in the 2018 Employment Agreement.

The Company and Mr. McLaren also entered into a Golden Parachute Agreement (the “Golden Parachute Agreement”) on May 23, 2018. No benefits shall be payable under the Golden Parachute Agreement unless there shall have been a change in control of the Company, as set forth below. For purposes of the Golden Parachute Agreement, a “change in control of the Company” shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is in fact required to comply with that regulation, provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; or (B) during any period of two consecutive years (not including any period prior to the execution of the Golden Parachute Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (A) or (D) of this paragraph) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority; (C) the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control of the Company; or (D) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to it continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) of more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

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For purposes of the Golden Parachute Agreement, “Cause” means termination upon (a) the willful and continued failure to substantially perform duties with the Company after a written demand for substantial performance is delivered by the Board, which demand specifically identifies the manner in which the Board believes that duties have not substantially been performed, or (b) the willful engaging in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

For purposes of the Golden Parachute Agreement, “Good Reason” means, without express written consent, the occurrence after a change in control of the Company of any of the following circumstances unless, such circumstances are fully corrected prior to the date of Termination specified in the notice of Termination:

(A)          a material diminution in Mr. McLaren’s authority, duties or responsibility from those in effect immediately prior to the change in control of the Company;

(B)           a material diminution in Mr. McLaren’s base compensation;

(C)           a material change in the geographic location at which Mr. McLaren performs his duties;

(D)          a material diminution in the authority, duties, or responsibilities of the supervisor to whom Mr. McLaren is required to report, including a requirement that McLaren report to a corporate officer or employee instead of reporting directly to the Board;

(E)           a material diminution in the budget over which Mr. McLaren retains authority;

(F)           a material breach under any agreement with the Company to continue in effect any bonus to which Mr. McLaren was entitled, or any compensation plan in which Mr. McLaren participates immediately prior to the change in control of the Company which is material to Mr. McLaren’s total compensation;

(G)           a material breach under any agreement with the Company to provide Mr. McLaren benefits substantially similar to those enjoyed by Mr. McLaren under any of the Company’s life insurance, medical, health and accident, or disability plans in which he was participating at the time of the change in control of the Company, the failure to continue to provide Mr. McLaren with a Company automobile or allowance in lieu of it, if Mr. McLaren was provided with such an automobile or allowance in lieu of it at the time of the change of control of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive Mr. McLaren of any material fringe benefit enjoyed by Mr. McLaren at the time of the change in control of the Company, or the failure by the Company to provide him with the number of paid vacation days to which he is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect at the time of the change in control of the Company;

Following a change in control of the Company, upon termination of Mr. McLaren’s employment or during a period of disability, Mr. McLaren will be entitled to the following benefits:

(i)	During any period that Mr. McLaren fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, Mr. McLaren will continue to receive his base salary at the rate in effect at the commencement of any such period, together with all amounts payable to Mr. McLaren under any compensation plan of the Company during such period, until the Golden Parachute Agreement is terminated.
(ii)	If Mr. McLaren’s employment is terminated by the Company for Cause or by Mr. McLaren other than for Good Reason, disability, death or retirement, the Company will pay Mr. McLaren his full base salary through the date of Termination at the rate in effect at the time notice of Termination is given, plus all other amounts and benefits to which Mr. McLaren is entitled under any compensation plan of the Company at the time such payments are due.
(iii)	If employment by the Company shall be terminated (a) by the Company other than for Cause, death or disability or (b) by Mr. McLaren for Good Reason, Mr. McLaren will be entitled to benefits provided below:

a.	The Company will pay Mr. McLaren his full base salary through the date of Termination at the rate in effect at the time notice of Termination is given, plus all other amounts and benefits to which Mr. McLaren is entitled under any compensation plan of the Company.
b.	In lieu of any further salary payments to Mr. McLaren for periods subsequent to the date of Termination, the Company will pay as severance pay to Mr. McLaren a lump sum severance payment (together with the payments provided in clauses (c) and (d) below) equal to five times the sum of Mr. McLaren’s annual base salary in effect immediately prior to the occurrence of the circumstance giving rise to the notice of Termination given in respect of them.

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c.	The Company will pay to Mr. McLaren any deferred compensation allocated or credited to Mr. McLaren or his account as of the date of Termination.
d.	In lieu of shares of common stock of the Company issuable upon exercise of outstanding options, if any, granted to Mr. McLaren under the Company’s stock option plans (which options shall be cancelled upon the making of the payment referred to below), Mr. McLaren will receive an amount in cash equal to the product of (i) the excess of the closing price of the Company’s common stock as reported on or nearest the date of Termination (or, if not so reported, on the basis of the average of the lowest asked and highest bid prices on or nearest the date of Termination), over the per share exercise price of each option held by Mr. McLaren (whether or not then fully exercisable) plus the amount of any applicable cash appreciation rights, times (ii) the number of the Company’s common stock covered by each such option.
e.	The Company will also pay to Mr. McLaren all legal fees and expenses incurred by Mr. McLaren as a result of such Termination.

(iv)	In the event that Mr. McLaren is a “disqualified individual” within the meaning of Section 280G of the Code, the parties expressly agree that the payments described herein and all other payments to Mr. McLaren under any other agreements or arrangements with any persons which constitute “parachute payments” within the meaning of Section 280G of the Code are collectively subject to an overall maximum limit. Such maximum limit shall be $1 less than the aggregate amount which would otherwise cause any such payments to be considered a “parachute payment” within the meaning of Section 280G of the Code, as determined by the Company.

The foregoing description of the 2018 Employment Agreement and the Golden Parachute Agreement is not a complete description of all of the parties’ rights and obligations under the 2018 Employment Agreement and the Golden Parachute Agreement, and is qualified in its entirety by reference to the 2018 Employment Agreement and the Golden Parachute Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 24, 2018, the Company issued a press release announcing that today announced that Mr. McLaren, the Company’s Chief Executive Officer and interim Chief Financial Officer, was recently interviewed as part of an “Executive Casts” series by GeoInvesting. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the website is not a part of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between the registrant and Bryan McLaren dated May 23, 2018.
10.2	Golden Parachute Agreement by and between the registrant and Bryan McLaren dated May 23, 2018.
99.1	Press release of the registrant dated May 24, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: May 24, 2018	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer and interim Chief Financial Officer

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